Exhibit 10.11

LEASE AGREEMENT

BETWEEN

PAUL HEMMER DEVELOPMENT CO., III

A KENTUCKY CORPORATION

(LESSOR)

AND

LESLIE’S POOLMART, INC.

A DELAWARE CORPORATION

(LESSEE)

(EXECUTION COPY)

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EXHIBITS

Exhibit A	Site Plan
Exhibit B	Plat
Exhibit C	Common Areas
Exhibit D	Shared Access & Maintenance Agreement
Exhibit E	Base Rent
Exhibit F	Plans and Specifications
Exhibit G	Protective Covenants
Exhibit H	Signage

ii

LEASE AGREEMENT

This lease (the “Lease”) made this 30 day of April, 1998, by and between Paul Hemmer Development Co., III, a Kentucky Corporation, hereinafter referred to as “Lessor”, and Leslie’s Poolmart, Inc., a Delaware Corporation, hereinafter referred to as “Lessee”.

WITNESSETH:

1. Premises. Lessor does hereby let to Lessee and, Lessee does hereby agree to lease from Lessor, approximately nine and one-half (9.5) acres of real property (the “Real Estate”) on Aviation Boulevard together with a building located thereon which is estimated to have approximately 146,000 square feet including approximately 3,000 square feet of office space in connection therewith (the “Building”), together with 49 parking spaces for full-size American automobiles and access roadway to publicly dedicated highways to be constructed by Lessor and to be used as a warehouse/distribution facility (such Real Estate and Building hereinafter sometimes referred to as “Leased Premises”) in Airpark International, Boone County, Kentucky (the “Park”) which Real Estate and footprint of Building are more particularly described in red on the plat attached hereto as Exhibit “A” and legally described on Exhibit “B” both incorporated by reference herein. In addition to the Leased Premises, Lessee, its employees, agents, licensees, customers, invitees, successors and assigns (the “Lessee’s Agents”) shall have, to the extent of Lessor’s right and title thereto, all rights appurtenant thereto and Lessor, to the extent of Lessor’s right and title thereto, hereby grants and conveys to Lessee, for itself, and for the benefit of Lessee’s Agents for the Term of this Lease a non-exclusive, irrevocable easement and right, in common with the other occupants of the Park and with the public for the purpose of access over and across as well as the use of all common areas in or about the Park, including, without limitation, the driveways, parking areas and roadways connecting the Real Estate to Aviation Boulevard all as depicted on Exhibit “C” attached hereto and made a part hereof (the “Common Areas”). The aforementioned easement(s) shall be appurtenant to the Leased Premises, and shall run with the land. Lessee shall also enjoy and be responsible for the benefits and burdens of a Shared Access and Maintenance Agreement in the form attached hereto as Exhibit “D” providing for the shared use and maintenance of certain common dock areas with the owner of the adjoining property.

2. Term.

(a) The Term of this Lease shall be for twelve (12) years beginning December 1, 1998, and ending on November 30, 2010 (the “Initial Term”), subject however to the terms of paragraph 3 and further subject to any of the conditions and/or covenants of this Lease or pursuant to law, judicial interpretation, ordinance or administrative or zoning regulation (the “Laws”).

(b) So long as no Event of Default is continuing with respect to any material term or condition of this Lease upon exercise of such Option, Lessor grants to Lessee three (3) options (each one being an “Option”) to extend the Term of this Lease for three (3) successive periods of five (5) years each (each one being an “Option Term”), commencing on the expiration of then existing Lease Term, under and subject to all the other conditions and terms of this Lease.

During each such five (5) year extension Option Term, Lessee shall pay to Lessor, as annual base rent, in advance and in monthly installments without deduction or setoff except as expressly set forth herein, the amounts set forth on Exhibit “E”. Notice of the exercise of such Option shall be given by the Lessee to the Lessor at least nine (9) months before the expiration of the then existing Lease Term and if Lessee does not provide such notice, the Option(s) are voided and, Lessee waives its right to any such Option to extend the Lease Term. This Option may be exercised only in the event that all Rents are then fully paid, and all terms and conditions of this Lease are then fully complied with as of the date of exercise of such Option.

3. Conditions of Improvements to Leased Premises. Immediately upon execution of this Lease, Lessor shall commence any alterations or improvements to the Leased Premises indicated on the Plans and Specifications approved by the parties and attached hereto as Exhibit ”F”. Lessor covenants that the Plans and Specifications have been approved in writing by the Developer pursuant to the Declaration (declared in Exhibit “G”) and at the time of substantial completion will comply in all respects with the Declaration. Lessor shall proceed diligently with said work and use all reasonable efforts to complete same by November 30, 1998, which date is contingent upon Lessee’s approval in writing of Final Plans and Specifications complying with Exhibit “F” within ten (10) days after receipt from Lessor. So long as the Leased Premises are available for occupancy by December 31, 1998, Lessee shall have no claim against Lessor due to such alleged delay. If the Leased Premises are not available and in compliance with Exhibit “F” by December 31, 1998 through no fault of Lessee, and such delay was not caused by Lessee, then Lessor agrees to credit Lessee $500.00 per day for each day (not caused by Lessee) beyond December 31, 1998 that the Leased Premises are not available. If the Leased Premises are not available by March 31, 1999 through no fault of Lessee, and such delay was not caused by Lessee, then Lessee shall have the right to cancel this Lease in its entirety, by giving Lessor written notice of its intent to cancel this Lease at any time thereafter but before the Leased Premises are delivered. Such notice shall be effective at least thirty (30) days after receipt unless the Leased Premises completed in accordance with this Lease are delivered prior to such effective date. This Lease shall automatically terminate if the Lease Premises, delivered in accordance with this Lease, are not delivered by January 1, 2000. (Note: All such dates are also contingent upon (i) Lessee indemnifying Lessor for reasonable costs to be incurred or committed for this project pursuant to “Letters of Authorization” to be promptly signed and submitted to Lessor from Lessee and (ii) this Lease being fully executed by no later than April 30, 1998). All such dates shall be extended by a corresponding amount of time for delays caused by Lessee. If not otherwise canceled, the Term of this Lease shall not commence until the Leased Premises are deemed to be available to Lessee, and the Term shall expire twelve (12) years after the first day of the first month following such date. Until such time as the Leased Premises are available to Lessee, as hereinafter defined, Lessor shall provide to Lessee meaningful and timely reports relating to the progress of the alterations and improvements. The Leased Premises shall be deemed to be available (the “Deemed Available Date”) to Lessee at the earlier of the time when:

(a)	the alterations or improvements to be made by Lessor are substantially completed (notwithstanding the necessity of punch list items or minor repairs and adjustments still to be made by the Lessor which do not impair Lessee’s ability to operate in the Leased Premises and- notwithstanding the Lessee has not completed installation and/or connection of its fixtures and/or equipment) and Lessor has obtained the approvals required by any laws, ordinances [illegible]; or

(b)	The Lessee actually occupies [illegible].

As used herein, Commencement Date shall mean the first day of the first full month following the date the Leased Premises are deemed to be available pursuant to the preceding paragraph.

Lessor warrants to Lessee that the Leased Premises will be constructed in a good and workmanlike manner using new building materials (and free of hazardous materials not used in compliance with Laws and free of asbestos and PCBs of all sorts) in accordance with the Plans and Specifications free of all liens and/or encumbrances that affect Lessee’s use and enjoyment of the Leased Premises. Lessee, at its sole cost, may hire an independent consultant to periodically inspect the construction to be done by Lessor, during the construction period, who shall comply with all project safety rules. Consultant shall indemnify and hold Lessor and Lessor’s agents harmless from any and all claims for bodily injury and damages caused by consultant.

Immediately after the Commencement Date, Lessor and Lessee shall execute a written instrument fixing the Commencement Date and Termination Date of this Lease and summarizing any Change Orders pursuant to paragraph 4 which effect the Rent.

Lessee’s taking possession shall be conclusive evidence that the Leased Premises were then in good order and satisfactory condition, except for the completion of written punch list items and minor repairs or adjustments, if any and provided that Lessee shall not be deemed to waive any latent defects. Lessee shall have assigned to it any and all warranties from the General Contractor, all Subcontractors, materialmen and suppliers responsible for the work in connection with the alterations and improvements to the Leased Premises.

Within thirty (30) days following the date the Leased Premises are deemed to be available pursuant to this paragraph 3, Lessee shall provide Lessor with a list of incomplete or defective work (the “Punchlist”) which Lessor shall immediately attempt to cure and remedy. If within one hundred twenty (120) days thereafter, Lessor has not cured such work (other than landscaping, grading, blacktopping or other work which cannot be completed due to the weather conditions and does not interfere with Lessee’s use of or access to the Leased Premises), Lessee may upon seven (7) days written notice to Lessor, cure such incomplete or defective work specified in such notice and deduct the reasonable cost thereof from the next Monthly Base Rent payment(s) due.

Lessor agrees to furnish all of the labor, supervision, administration and materials, together with all transportation, supplies, fuel, tools, equipment and incidentals, all of which is necessary or appropriate to complete the work in accordance with the Plans and Specifications at no cost to Lessee.

4. Changes During Construction. No changes from the Plans or Specifications shall be made unless both parties agree thereto in a written change order (the “Change Order”) specifying such changes and the amount and terms of reimbursement to Lessor from Lessee, or increase or decrease to the rental payments, and the impact to the anticipated Commencement Date, if any. Both parties shall be reasonable in their review of any Change Order requested by the other. Upon reaching an understanding, the parties shall prepare and execute an Addendum to this Lease which shall incorporate all such Change Orders. Lessee’s authorized representative for approving Change Orders shall be Mr. Richard L. Grice and Lessor’s authorized representative shall be Mr. Jon J. Hemmer. Such representatives may be changed by providing written notice to the other party.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the sum of two (2) estimated months’ rent ($61,600.00) as security for Lessee’s faithful performance of Lessee’s obligations hereunder. Said Security Deposit shall not earn interest thereon for the benefit of Lessee. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit. The Security Deposit shall be applied towards the first two month’s rent on the Commencement Date. If for any reason, except default by Lessee, the Commencement Date does not occur, the Security Deposit shall be paid to Lessee upon request therefore.

6. Base Rent.

(a) As annual base rent for the use and occupancy of the Leased Premises during the Initial Term, and, if exercised, as annual base rent during the Option Term(s), Lessee shall pay to Lessor base rent pursuant to the schedule attached as Exhibit “E”.

The annual base rent is due and payable in equal monthly installments, (the “Monthly Base Rent”) in advance on the first day of each and every month during the Initial Term or Option Term(s) of the Lease, without deduction or setoff, except as provided in the next to last subparagraph in paragraph 3 or elsewhere in this Lease.

(b) Lessee agrees to pay as supplemental base rent for the use of said Leased Premises an amount equal to four percent (4%) of any Monthly Base Rent payment which is not received by Lessor within ten (10) days after such Monthly Base Rent is due, and an additional one and one-half percent (1.50%) per month of any Monthly Base Rent which such Monthly Base Rent remains outstanding. Such supplemental base rent shall be paid to help offset Lessor’s additional financial and administrative expenses thereby incurred. Provided, however, so long as Lessee is not otherwise in default of this Lease, and only with respect to the first two (2) times in any calendar year that such failure occurs, Lessor shall provide Lessee written notice on or after five (5) days after such Monthly Base Rent is due,     t such Monthly Base Rent is due, and Lessee shall have five (5) days from the date of such notice to pay such Monthly Base Rent to Lessor before the above supplemental base rent shall apply. Notwithstanding anything to the contrary, Lessee shall not be entitled to the five (5) day notice herein provided if Lessee is then in default or if Lessee then owes any rent, base, supplemental, additional or otherwise, in addition to the Monthly Base Rent then due and owing.

(c) If this Lease commences or rent otherwise becomes due on a day other than the first day of the month, the first monthly installments of rent provided for in paragraph (6)(a) shall be adjusted and prorated (based on the number of days in such month) so that Lessee shall only pay rent for the actual number of days in the first month of said term; but for all other months, Lessee shall pay the full monthly installment on the first day of each and every month.

(d) Rent shall be mailed by Lessee to Lessor at Lessor’s principal place of business or at such other place in the U.S. as Lessor may designate in writing. Rent shall be payable promptly without deduction or setoff or prior demand thereof by Lessor except as provided in the next to last subparagraph in paragraph 3 or elsewhere in this Lease (with respect to setoff) and paragraph 6(b) (with respect to notice). All payments shall be in U.S. dollars, in cash or by check, all checks subject to collection. If the Lease permits Lessor to bill Lessee for additional rent, such amounts shall be paid by Lessee to Lessor within thirty (30) days, unless otherwise noted.

(e) Expect as outlined in Paragraph 13, this is an absolute net lease. Expect as outlined in Paragraph 13, it is the intent of the parties hereto that the base rent payable under this Lease shall be an absolute net return to the Lessor and that the Lessee shall pay all costs and expenses relating to or associated with the Leased Premises and the business carried on therein, unless otherwise expressly provided in this Lease to the contrary. Any amount or obligation herein relating to the Leased Premises which is not expressly declared to be that of the Lessor shall be deemed to be an obligation of the Lessee to be performed by the Lessee at the Lessee’s expense. Except as expressly provided herein, base rent, additional or supplemental rent and all other sums payable hereunder by Lessee, shall be timely paid to Lessor without setoff, counterclaim, abatement, suspension, deduction or defense, the failure of which to timely pay shall constitute an Event of Default.

(f) As used herein, the term “Rent” shall include base rent, supplemental rent, additional rent as well as any other amounts paid or payable to or for Lessor pursuant to this Lease.

7. Additional Rent Adjustment and Expense Stop. (Deleted).

8. Park Requirements. It is expressly understood by the Lessee that the Leased Premises form a part of a development known as Airpark International (the “Park”) and are subject and subordinate to, Protective Covenants, attached hereto as Exhibit “G”, and Bylaws, Rules and Regulations of the Park. Lessee covenants and that it will at all times comply with all the requirements, covenants and restrictions contained in said documents and Lessee shall promptly execute any document acknowledging such fact. As additional rent, Lessee agrees to pay, immediately upon notice, any and all charges or assessments levied or assessed against the Real Estate, Building or Leased Premises relating to or as the result of or arising out of the Park and applicable to the Term of this Lease. Lessee shall also pay any and all charges or assessments levied or assessed against the Real Estate, Building or Leased Premises relating to or as the result of the Shared Access and Maintenance Agreement. In the event that such charge or assessment as outlined in this paragraph, is for a specific improvement that Lessee’s cost would have been more than $5,000.00 and that has an expected life of ten (10) years or more, the charge or assessment may, at Lessee’s option, be amortized by Lessor for Lessee over a ten (10) year period using an annual interest rate of ten percent (10%). Lessee shall pay such amount monthly on the first day of each month without deduction or setoff as Additional Rent, to Lessor, in addition to and along with the Monthly Base Rent. Lessee shall only be responsible for such

Additional Rent for the time remaining in the Lease Term. In such event, and provided that the Lease Term is later extended, then Lessee shall be responsible for such Additional Rent during the Extended Lease Term until fully amortized.

9. Tenant Finish Allowance. A reimbursable tenant finish allowance of $325,000 (the “Allowance”) is established in this Lease, to cover Lessor’s cost to design and construct (the “Costs”) the Containment Room in the Leased Premises (the “Containment Room”). Prior to commencement of the construction of the Containment Room, Lessor shall estimate and submit the Costs of the Containment Room for Lessee’s approval which shall not be unreasonably withheld or delayed. In order to reimburse Lessor for all of Lessor’s Costs, Lessee shall pay to Lessor, in addition to and along with the Monthly Base Rent, the amount of $3,698.60 per month on the first day of each month without deduction or setoff as Additional Rent for each month during the Initial Term of this Lease. In the event that the Costs are different than the Allowance set forth herein, this monthly Additional Rent shall be recalculated based on the Costs being fully amortized over the Initial Term of this Lease using a nine percent (9%) annual interest rate. If there is an Event of Default of this Lease, as defined herein, in addition to other remedies allowed Lessor pursuant to this Lease or by law, Lessor shall recover a money judgment against Lessee in the full amount of the unamortized balance of the Costs owed to Lessor.

10. Real Estate Taxes. Lessee shall pay to Lessor in monthly installments (the “Tax Payments”) as reasonably established from time to time by Lessor, all Taxes upon the Leased Premises and the Real Estate, which are assessed or accrue during the Lease Term.

The term “Taxes” shall mean the ad valorem real estate taxes and Special Assessments (as defined herein below) levied or assessed upon the Leased Premises. “Taxes” shall not include any income, profit, business or gross receipts tax, inheritance, estate, succession, transfer, gift, franchise or corporation tax levied or imposed upon Lessor, nor any real estate transfer tax, documentary stamp tax, transfer gains tax, recording fees or the like. Subject to the limitations below, “Taxes” shall include assessments (“Special Assessments”) included in Lessor’s real estate tax bill which are imposed by a governmental authority against the Leased Premises, provided Taxes shall not include Special Assessments payable for infrastructure or other development expenses related to the Building.

If any Taxes may, at the option of the taxpayer, be paid in installments over a period longer than one (1) year, then the same shall be deemed paid in installments over the maximum period permitted by the taxing authority, not to exceed ten (10) years, and Lessee’s obligation to make its Tax Payment for any one (1) tax fiscal year shall only apply to those installments which become actually due and payable (i.e., failing which payment the same would become delinquent), together with the interest charged thereon by the governmental authority, during that same tax fiscal year. Lessee shall not be obligated to pay any portion of Taxes or installments thereof which actually accrue during any period prior to or subsequent to the Term of this Lease unless such Taxes were incurred at the request of Lessee. Taxes for any fraction of a Tax Year at the commencement or expiration of the Lease Term shall be apportioned pro rata between the parties based on the number of days in such Tax Year during the Lease Term.

Lessor shall render to Lessee, promptly after the receipt of the tax bill applicable to the Leased Premises for a given Tax Year, a statement showing the amount of Taxes and indicating in reasonable detail the items included in Taxes and the computation of the Tax Payment with a copy of the tax bill. Lessee agrees to make its Tax Payment in equal monthly installments it being understood however that Lessee’s obligation for the payment of any Taxes during each Lease Year shall apply only to Taxes which are allocable to the tax year then in progress (plus any previously accrued Taxes which Lessee has not yet paid) and Lessee shall not be obligated to make any prepayment of taxes for tax years not yet in progress unless the taxing authority has billed Lessor for the same. If the actual Taxes for the current tax year are not yet known, Lessor may estimate such Taxes based on reasonably anticipated increases provided however that in no event may such estimate exceed one hundred ten percent (110%) of the prior year’s actual Taxes; when the actual Taxes become known, Lessee’s estimated payments shall be readjusted as the case may require. Overpayments by Lessee of Taxes shall be promptly refunded or credited to succeeding monthly payments.

Lessee shall have the right to contest the amount or validity of any Taxes or to seek a reduction in the valuation of the Leased Premises and to have Lessor prosecute any proceedings to that end, but only as provided herein below.

In the event Lessee desires to contest the amount or validity of any Taxes or to seek a reduction in the valuation of the Leased Premises, Lessee shall provide Lessor at least sixty (60) days advance written notice instructing Lessor to undertake upon Lessee’s behalf the desired action and/or appeal and agreeing to reimburse Lessor for any and all reasonable costs and expenses incurred, including reasonable attorney’s fees. Lessee and Lessor shall jointly choose counsel to represent them, at Lessee’s cost, and such counsel shall prosecute such case pursuant to their reasonable directions. Counsel shall keep Lessee and Lessor informed of any and all such action on a meaningful and timely basis and shall confer with Lessee on all matters of material significance. With the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee may postpone or defer payment of such Taxes pending the outcome of such proceedings if neither the Real Estate nor Leased Premises would be in danger of being forfeited and such action would not constitute a default pursuant to Lessor’s financing on the Leased Premises. Lessor shall not be required to join in any proceedings unless the provisions of any Laws require such proceedings to be brought by or in the name of Lessor in which event Lessor shall join in such proceedings or permit the same to be brought in its name. Lessee will indemnify and save harmless Lessor from any costs and expenses in connection with such proceedings. Lessee shall be entitled to a refund of any Taxes (and penalties or interest thereon) received by Lessor (net of any and all expenses incurred by Lessor) which have been paid by Lessee.

11. Other Taxes. Lessee shall pay before delinquency any and all other taxes and assessments assessed against Lessee’s operations or property at the Leased Premises and incurred or accruing during the Term of this Lease, including licenses, sales, business, occupation or other taxes or fees or charges levied or imposed upon its business operations in or upon the Leased Premises, including but not limited to, taxes or assessments imposed upon trade fixtures, leasehold improvements, merchandise and other personalty in or upon the Leased Premises. In the event any such taxes, fees or charges referred to hereinabove to be paid by Lessee are assessments levied or imposed upon or with the property of Lessor, such assessment, fees or charges shall be paid by Lessee to Lessor promptly upon Lessor’s request for payments. Provided, however, that such taxes and assessments do not include federal, state and local income taxes, estate, franchise or similar taxes imposed upon Lessor.

12. Utilities. Lessee shall pay all utility charges incurred for utilities consumed at the Leased Premises during the Term of this Lease, including all charges for gas, electricity, water, sanitation, light, heat, power and telephone or other communication service used, rendered or supplied upon or in connection with the Leased Premises, and shall indemnify and hold the Lessor harmless against any liability or damages on such account.

13. Repairs. Lessor shall maintain and repair at its sole cost and expense the roof and structural portions of the Building (excluding floor slabs and exterior pavement) unless damaged by act of Lessee or its agents, employees or licensees and shall perform all repairs necessitated by the act or omission of Lessor or its employees, contractors or agents, including the repair of latent defects of the Leased Premises discovered within one (1) year from the Commencement Date. Lessee shall promptly and properly keep and repair and maintain at its expense all other portions of the Leased Premises (including the roof and structural portions of the Building if occasioned by any intentional or negligent act of Lessee, its agents, employees or licensees in which event such damage shall be promptly repaired by Lessee at Lessee’s sole cost and expense). Lessee shall, at its own expense, keep the Leased Premises clean and free of all dirt and refuse; keep all waste and drain pipes open within the Leased Premises; make all necessary repairs to plumbing and all other utility lines in, upon, over, about and within the Leased Premises and continuously keep and maintain, every part and portion of the Leased Premises, including mechanical, HVAC, electrical and related systems, and equipment, in good repair and fully operational, normal wear and tear excepted. Lessor shall assign to Lessee and Lessee may enforce directly any warranties and guarantees of the Contractors, Subcontractors and Materialmen responsible for the Lessor’s initial work at the Leased Premises which is Lessee’s obligation to maintain. Lessor shall cooperate with Lessee and assist Lessee in enforcing any such warranties and guarantees. In the event that through no fault of Lessee a major component or piece of equipment costing more than $5,000.00 needs to be replaced, that has an expected life of ten (10) years or more, such costs may, at Lessee’s option, be amortized by Lessor for Lessee over a ten (10) year period using an annual interest rate of ten percent (10%). Lessee shall pay such amount monthly on the first day of each month without deduction or setoff as Additional Rent, to Lessor, in addition to and along with the Monthly Base Rent. Lessee shall only be responsible for such Additional Rent for the time remaining in the Lease Term. In such event, and provided that the Lease Term is later extended, then Lessee shall be responsible for such Additional Rent during the Extended Lease Term until fully amortized.

14. Use. Lessee covenants and agrees to use the Leased Premises solely for the purpose of a warehouse/distribution and mail-order fulfillment facility and all uses incidental thereto which are allowed by applicable zoning and the Protective Covenants. Lessee shall not use or permit upon the Leased Premises anything that would invalidate any policy of insurance now or hereafter carried on the Leased Premises or that will increase the rate of said insurance (unless Lessee agrees to pay the amount of such increase). The Lessee shall comply with all Laws, Protective Covenants and other requirements of all governmental agencies having jurisdiction over the Leased Premises; the Lessee shall not in any manner deface or injure the Leased Premises or any part thereof, or overload the floor of the Leased Premises; the Lessee shall not keep gasoline, other inflammable material, any explosives or other hazardous or toxic material or waste within, upon or around the Leased Premises except in commercially reasonable quantities for use (as determined for Lessee’s use) at the Leased Premises and in compliance with Environmental Laws (as defined in paragraph 41). Lessee shall not permit any objectionable noise or odors to escape or be emitted from the Leased Premises or do anything or permit anything to be done in any way tending to unreasonably disturb the occupants of the neighboring buildings. Lessee shall not commit waste upon the Leased Premises nor shall Lessee cause or permit any mechanic’s lien to be placed against the Leased Premises. In the event a mechanic’s lien is placed of record against the Leased Premises as a direct or indirect result of Lessee’s activity and such lien is not removed or bonded off by Lessee within thirty (30) days of notice thereof, Lessor may, at its option, take whatever steps it deems reasonable to litigate, remove or bond off the mechanic’s lien and, in which case, Lessor shall recover from Lessee as additional rent any and all costs, expenses and damages thereby incurred, including reasonable attorney fees and court costs.

15. Assignment. The Lessee (as well as any Sub-Lessee or assignee) shall not assign this Lease or any interest hereunder, and shall not permit any assignment by law, nor sublet any Leased Premises or any part thereof, and shall not permit the use of said Leased Premises by any party other than the Lessee, its agents, clients, employees, invitees and servants without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed granted if Lessor withholds consent without cause for thirty (30) days after request therefore. Lessee shall remain liable for the payment of all rent and the performance of all covenants of this Lease in the event of an assignment or sublease. Any such assignment or sublease shall not affect, modify, amend, diminish or decrease the liability or obligations of any guarantor hereon. Lessor may assign its rights and duties hereunder, upon reasonable notice to Lessee, to any party purchasing the fee title to the Leased Premises provided such party shall recognize this Lease and not disturb Lessee hereunder.

Notwithstanding the foregoing, Lessee upon thirty (30) days prior written notice to Lessor, may assign this Lease or any interest therein or sublet the Leased Premises or any portion thereof to a Related Party (as defined below), without Lessor’s consent (herein called “Permitted Transactions”). “Related Party” shall mean the following persons or entities: (a) an “Affiliate” of Lessee, which term is defined as a subsidiary, parent or subsidiary of a parent of Lessee; (b) a successor to Lessee by one of the following means: (1) merger or consolidation; (2) acquisition of substantially all of the assets or stock of Lessee; (c) an Affiliate of any of the entities described in subparagraph (b) above. For purposes of this definition a “subsidiary” is a corporation fifty percent (50%) of whose voting stock is owned by another corporation, which latter corporation is referred to as a “parent.”

In the event of an assignment of this Lease, Lessee shall remain liable for the performance by the assignee-in-possession of Lessee’s obligations hereunder.

16. Casualty Loss. In the event of partial destruction of the Leased Premises by reason of fire, windstorm or other casualty, Lessor, upon settlement and receipt of insurance proceeds, shall forthwith repair the same but such partial destruction shall not annul or void this Lease, except as hereinafter set forth. Lessee shall be entitled to partial reduction of rent from the date of casualty until repairs are completed, such proportionate reduction to be based upon the extent to which the damage and the making of required repairs shall actually interfere with Lessee’s use of the Leased Premises as set forth herein. In the event the Leased Premises have been partially or totally destroyed so that it cannot be made fit for occupancy and use by the Lessee for the full conduct of Lessee’s business within two hundred and ten (210) days from the date of casualty, then Lessee shall have the option to terminate this Lease on written notice within thirty (30) days of such event of destruction or casualty. Provided further, that in the event of the substantial destruction of the Leased Premises during the last two (2) years of the Lease Term, then either party may cancel the Lease upon written notice within thirty (30) days of such event of destruction or casualty.

17. Nonliability. Lessor shall not be liable for care or safety of merchandise or other property of Lessee kept upon the Leased Premises by Lessee, and shall not be liable for damage thereto, or by water leaking, bursting or escaping from sprinkler equipment, water pipes, washstands, tanks, water closets, or sewers upon the Leased Premises, or by water, snow or ice being upon or coming through the roof, skylights, windows or otherwise, except as caused by the negligent acts or omissions of Lessor, its agents or employees. Lessor shall not be liable for failure to furnish water, electric, light, heat or any other utility caused by riot, strike, accident or any cause over which Lessor has little or no control.

18. Alterations. Lessee shall not make any alterations or improvements in or to the Leased Premises having a value in excess of $10,000 (including, without limitation, any alteration or improvement effecting the Building systems or the structure of the Building) without the prior written consent of Lessor and upon such terms as Lessor reasonably determines. Lessor’s consent will not be unreasonably withheld, delayed or conditioned and shall be deemed granted if Lessor withholds consent without cause for thirty (30) days after request therefor. Prior to commencement of any and all alterations or improvements by Lessee, Lessee and/or its  contractor(s) shall provide Lessor proof of adequate insurance, copies of plans and specifications detailing such alteration or improvement, copy of building permits, if applicable, qualifications and references of its contractor and other reasonable items that Lessor may request. Any additions to or alterations of the Leased Premises except movable furniture and trade fixtures, shall at once be deemed to have become a part of the Real Estate and belong to Lessor and Lessee shall leave such alteration at the Leased Premises at the expiration or earlier termination of this Lease. Lessor may require Lessee to repair all damages caused by the removal of its fixtures or alterations. Upon termination of the Lease, Lessee may or upon demand by Lessor, Lessee shall, remove all trade fixtures and/or other personalty of Lessee and Lessee shall at Lessee’s cost, repair all damages caused by such removal. Lessee at its cost shall be permitted to maintain an appropriate sign in conformity with the Protective Covenants and Laws. Lessor warrants to Lessee that the signage depicted on Exhibit “H” attached hereto and made a part hereof is in conformity with the Protective Covenants and has been approved by the Developer thereunder and Lessor hereby consents to the installation of the same.

19. Abandonment. Subject to the remainder of this paragraph 19, Lessee shall not vacate or abandon the Leased Premises at any time during the Lease Term. If Lessee shall abandon, vacate or surrender said Leased Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Leased Premises shall be deemed to be abandoned, at the option of Lessor. Lessor, in any and all events, shall not be liable for the storage or disposal of any such property. Lessee shall quit and surrender the

Leased Premises at the expiration or earlier termination of the Lease Term in as good condition as reasonable use and ordinary wear and tear will permit, damage by acts of God and the elements excepted, together with all installations, alterations, additions and improvements. Notwithstanding anything contained herein to the contrary, there shall be no abandonment or vacation implied merely because of Lessee’s non-occupancy so long as Lessee remains current in its rent and other obligations contained herein.

20. Reentry. Lessee shall permit Lessor and its agents to enter the Leased Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency where advance notice is hereby waived) for the purpose of inspecting the same or upon the default of Lessee of its obligations herein, for the purpose of operating, maintaining and/or repairing the Leased Premises, without any rebate of rent to Lessee provided Lessor does not unreasonably interfere with Lessee’s use. All repairs or other work done by Lessor shall be performed in a reasonable manner so as to cause the least possible interference with Lessee’s operation. Lessor shall have the right to show the Leased Premises to prospective tenants at reasonable times during the last nine (9) months of the Term, and to maintain “for rent” or “for sale” signs upon the Leased Premises during the same period, which signs shall not be removed or obscured by Lessee.

21. Insurance; Indemnification.

(a) Lessee agrees to obtain and keep in full force during the Term of this Lease, at Lessee’s sole expense, commercial general liability insurance to protect against liability to the public incident to the use of or resulting from any accident occurring on the Leased Premises, the liability under such insurance to be not less than $2,000,000.00 for bodily or personal injury to any one person; or $1,000,000.00 for property damage; or a single limit of $5,000,000.00 for bodily and personal injury and property damage combined (two or more persons as a result of one accident). Such insurance may be obtained as part of a “blanket or umbrella” policy covering other premises of Lessee. Lessor and Lessor’s lender shall be named as additional insureds on such policies of insurance. Lessee shall deliver to Lessor certificates thereof, and such policy shall contain a clause that the insurer will give Lessor and Lessor’s lender thirty (30) days’ prior written notice of any cancellation thereof (ten (10) days in the event of nonpayment of premium). If Lessee fails to obtain and maintain insurance as above-described herein, Lessor may, at Lessor’s option, obtain such insurance and treat the cost therefor as additional rent which shall immediately become due and payable.

(b) Lessee shall, at its sole expense, at all times during the Term of this Lease, keep all buildings, improvements and other structures on said Real Estate, as well as any and all additions thereto, insured for their full replacement value against loss or destruction by fire and the perils commonly covered under the standard extended coverage endorsement to fire insurance policies in the county where said Leased Premises are located. Any loss payable under such insurance shall be payable to Lessee (or Lessor or Lessor’s lender or mortgagee as their interests may appear as additional insureds). Lessor shall notify Lessee promptly upon the Commencement Date (and annually thereafter) of the Building replacement value.

(c) Lessor and Lessee each hereby releases the other, and their respective agents and employees, to the extent of their respective insurance coverages, from any claims for damage or destruction to the Leased Premises, the contents therein belonging to either, and to any other losses which they may suffer which are caused by fire or any other peril not excluded in the insurance policy, whether or not such loss was due to the negligence of either of them or otherwise; and it is further agreed that this agreement or consent thereto shall be effective upon their respective insurance companies. Lessor’s agreement to release Lessee from such claims is contingent upon Lessee maintaining for Lessor’s benefit the insurance described herein.

22. Condemnation. If the whole or a substantial part of the Leased Premises shall be taken under the power of eminent domain, or shall be conveyed to a governmental agency to avoid such taking, and such taking shall cause the remaining Leased Premises to be unsuitable and inadequate for use by Lessee for the purposes for which the Leased Premises were leased, Lessee shall have the option to terminate this Lease on the date Lessee is required to yield possession. If a part of the Leased Premises shall be taken but the remaining portion of the Leased Premises is in Lessee’s reasonable opinion adequate for Lessee’s use, then this Lease shall terminate as to the part taken or conveyed on the date Lessee shall yield possession, and Lessor shall make such repairs and alterations as may be necessary to make the part not taken usable, and the rental payable hereunder shall be reduced in proportion to the part of the Leased Premises taken. All compensation awarded for such taking of the fee and leasehold shall belong to and be the property of Lessor without any deduction therefrom for any present or future estate of Lessee and Lessee hereby assigns to Lessor all its right, title and interest to any such award. Notwithstanding the foregoing, Lessee shall have the right to recover from the condemning authority, but not from Lessor, such compensation as may be specifically awarded to Lessee on account of interruption of Lessee’s business, for moving and relocation expenses, and for depreciation to and removal of Lessee’s goods and trade fixtures.

23. Default.

(a) In the event of the failure of the Lessee to pay Rent (base, supplemental, additional or otherwise) when due, which failure shall remain uncured for five (5) days after written notice of such deficiency or delinquency, or in the event of the failure of Lessee to comply with any of the other terms, covenants or conditions of this Lease, the Shared Access and Maintenance Agreement or the Protective Covenants for a period of thirty (30) days after written notice from Lessor except in the case that compliance cannot be completed within thirty (30) in which case Lessee shall have a reasonable period to comply provided Lessee commences to cure within such thirty (30) day period and diligently and continuously prosecutes the work through completion, or if Lessee shall abandon (as such term is defined hereinabove) the Leased Premises before the end of said Lease Term, or should any proceeding in bankruptcy under any State or Federal law relating to the relief of debtors be filed by or against Lessee, or should a receiver be appointed of any of Lessee’s property so as to affect the fulfillment of Lessee’s obligations hereunder, or if Lessee shall be adjudicated a bankrupt or insolvent according to law, or if a creditor shall obtain an assignment of or attachment of or levy on Lessee’s interest herein, which proceeding, receiver, assignment, attachment, or levy shall not have been relieved or removed within one hundred twenty (120) days (all the foregoing are hereinafter referred to as an “Event of Default”), then and in any of said cases Lessor may terminate this Lease in accordance with paragraph 23(b) hereof and/or lawfully enter into the Leased Premises and repossess the same as of the former estate of Lessor, expel Lessee and those claiming under and through Lessee, remove Lessee’s effects, without being guilty in any manner or in trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or breach of covenants and Lessee covenants that in case of such termination, Lessee shall pay to Lessor the amount provided in paragraph 23(b). Lessor shall make a commercially reasonable effort to lease the Leased Premises or portion thereof, in any such case of an Event of Default.

(b) If an Event of Default shall have happened and be continuing at the time of the delivery of the Termination Notice as defined below, Lessor shall have the right at its election to give Lessee written notice (the “Termination Notice”) of Lessor’s intention to terminate the Term of this Lease on the date specified in the Termination Notice. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the Lease Term, and all rights of Lessee hereunder shall terminate, but Lessee shall remain liable as provided herein. In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention, to terminate. In the event that Lessor shall elect so to terminate this Lease, then Lessor may recover from Lessee:

(i) The worth at the time of judgment (“Judgment”) of any unpaid Rent which had accrued at the time of such termination; plus

(ii) The worth at the time of Judgment of the amount by which the unpaid Rent which would have accrued after termination until the time of Judgment exceeds the amount of rent received by Lessor; plus

(iii) The worth at the time of Judgment of the amount by which the unpaid Rent for the balance of the Lease Term after the time of Judgment exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including attorney fees; and

(v) At Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(c) If an Event of Default shall have happened and be continuing at the time of the delivery of the Possession Notice as defined below, Lessor shall have the immediate right, whether or not the Term of this Lease shall have been terminated pursuant to paragraph 23(b) at its election to give Lessee written notice (the “Possession Notice”) of Lessor’s intent to (i) reenter and repossess the Leased Premises or any part thereof by force, summary proceedings, ejections or otherwise and/or (ii) remove all persons and property therefrom, Lessee hereby expressly waiving any and all notices, other than the Possession Notice, to quit, cure or vacate provided by current or any future law. Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry or taking of possession of the Leased Premises by Lessor shall be construed as an election on Lessor’s part to terminate the Term of this Lease unless the Termination Notice of such intention be given to Lessee pursuant to paragraph 23(b).

(d) At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to paragraph 23(c), whether or not the Term of this Lease shall have been terminated pursuant to paragraph 23(b), Lessor shall use good faith efforts to (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of Lessee, except as required herein, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such Term or Terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Lessor, in its absolute discretion, may determine, and Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

(e) No termination of the Term of this Lease pursuant to paragraph 23(b), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to paragraph 23(c) or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to paragraph 23(d), shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or reletting.

(f) In the event of any such repossession, Lessee will pay to Lessor the rent, additional and supplemental rent and other sums required to be paid by Lessee to and including the date of such termination or repossession; and, thereafter, Lessee shall, until the end of what would have been the Term of this Lease in the absence of such termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) the rent and other sums which would be payable under this Lease by Lessee (including Taxes, Insurance, Park fees and expenses and costs to repair and maintain the Leased Premises) in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to paragraph 23(d), after deducting from such proceeds all Lessor’s expenses incurred in connection with such reletting (including, without limitation, all repossession costs, commissions, legal expenses, attorneys’ fees, employees’ expenses, alteration costs and expense of preparation for such reletting). Lessee will pay such current damages on the days on which the rent would have been payable under this Lease in the absence of such termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

(g) Notwithstanding anything to the contrary stated herein, if an Event of Default shall have happened and be continuing, whether or not Lessee shall have abandoned the Leased Premises, Lessor may elect to continue this Lease in effect for so long as Lessor does not terminate this Lease pursuant to paragraph 23(b) and Lessor may enforce all of its rights and remedies hereunder including without limitation the right to recover all rent and other sums payable hereunder as the same become due.

(h) If Lessor should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Lessee specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Lessor has undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to cure to completion and provided that in the event of emergency such notice and cure period shall be shortened to three (3) business days), Lessee may, in addition to availing itself of any other remedies available at law or in equity, incur any expense reasonably necessary to perform the obligation of Lessor specified in such notice and deduct such expense from the Rents or other charges next becoming due. In such case Lessee shall be diligent so as not to void any existing warranty that may apply.

24. Notice. Any and all notices to be given either Lessor or Lessee shall be given by certified mail, nationally recognized over night carrier or hand delivered and sent and faxed to the addresses set forth below;

Lessor:	Paul Hemmer Development Co., III
250 Grandview Drive, Suite 400
P.O. Box 17310
Fort Mitchell, KY 41017-7310
Attn: Jon J. Hemmer
Phone #: (606) 341-8300
Fax #: (606) 341-6817

with a copy to:	Donald M. Hemmer, Esquire
Taft, Stettinius & Hollister LLP
2670 Chancellor Drive, Suite 400
Crestview Hills, KY 41017-3491
Phone #: (513) 357-9655
Fax #: (513) 381-6613

Lessee:	Leslie’s Poolmart, Inc.
20630 Plummer Street
Chatsworth, CA 91311
Attn: Richard L. Grice
Phone #: (818) 993-4212
Fax #: (818) 717-0649

with a copy to:	Leslie’s Poolmart, Inc.
20630 Plummer Street
Chatsworth, CA 91311
Attn: Accounting
Phone #: (818) 993-4212
Fax #: (818) 717-0649

or to such other place as may be designated in writing by Lessor or by Lessee.

25. (Deleted).

26. Binding Effect. This Lease shall be binding upon and inure to the benefit of Lessor, Lessee and their respective assigns and successors.

27. Short Form. Should either Lessor or Lessee desire to record this Lease, it is agreed they shall execute and deliver a Memorandum of Lease for the purpose of recording and all parties agree only such Memorandum of Lease shall be recorded.

28. Quiet Enjoyment. Upon payment by the Lessee of the rents herein provided and upon the observance and performance of all the covenants, terms and conditions of this Lease on Lessee’s part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby devised, without hindrance or interruption by Lessor or any other person or persons, either lawfully or equitably claiming by, through or under the Lessor and Lessor shall defend Lessee’s rights to such use and occupancy.

29. Estoppel Certificate.

(a) Lessee and Lessor shall at any time upon not less than ten (10) days’ prior written notice from Lessor or Lessee, respectively, execute, acknowledge and deliver to Lessor or Lessee, respectively, a statement in writing: (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to the signatory’s knowledge, any uncured defaults on the part of Lessor or Lessee hereunder, or specifying such defaults, if any, are claimed; and (iii) such other items as Lessor or Lessee may reasonably request. Such statement shall run in favor of and be in a form as Lessor, purchaser or encumbrancer or Lessee or its purchaser shall require subject to any reasonable objection made by Lessee or Lessor.

(b) (deleted)

30. Subordination.

(a) Subject to the remainder of this paragraph 30, this Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Leased Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee shall elect to have this Lease prior to the lien of its mortgage, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, or the date of recording thereof. Lessor covenants to obtain from each lender, the security for whose loan encumbers the Leased Premises, an executed nondisturbance agreement, assuring Lessee that notwithstanding any foreclosure or deed in lieu thereof, Lessee’s rights under this Lease shall continue in full force and effect and its possession of the Leased Premises shall remain undisturbed, except in accordance with the provisions of this Lease, so long as Lessee is not in default hereunder.

Notwithstanding anything in this Lease to the contrary, subordination of this Lease to the lien of any future interest (whether denominated mortgage, deed of trust, security interest,

ground lease, overlease, or otherwise) shall not be automatic, but rather subordination is conditioned upon the prospective lien holder or lessor executing and delivering to Lessee a nondisturbance agreement in recordable form providing that if Lessee is not in default under this Lease, this Lease shall not terminate as a result of the foreclosure of such lien or conveyance in lieu thereof, or Lease termination proceedings or the like, and Lessee’s rights under this Lease shall continue in full force and effect, and their possession undisturbed except in accordance with the provisions of this Lease.

(b) Lessee agrees to execute any documents reasonably required to effectuate any attornment, a subordination or to make this Lease prior to the lien of any mortgage provided however, that such other document shall be strictly limited to such matters and shall contain no other matters whatsoever which materially increase any of Lessee’s obligations or materially decrease any of Lessee’s rights under this Lease. Lessee’s failure to execute such documents within thirty (30) days after written demand shall constitute a material default by Lessee hereunder.

31. Authority. If either Lessee is a corporation, trust, general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and shall, upon the execution of this Lease, deliver to Lessor evidence of such authority reasonably satisfactory to Lessor.

32. Holding Over. Lessee shall pay Lessor for each day Lessee retains possession of the Leased Premises or any part thereof after termination or expiration of the Term an amount equal to 125% of all amounts, including rent then required by the terms hereof and also pay all damages sustained by Lessor by reason of such retention, including direct, indirect and consequential damages.

33. Broker’s Commission. Lessor and Lessee represent that neither has dealt with any broker in connection with this Lease other than Grubb & Ellis Company and West Shell Commercial and that no other broker negotiated or participated in the negotiations of this Lease or submitted or showed the Leased Premises to either or is entitled to any commission in connection therewith. Lessor shall pay West Shell Commercial any such commission due as a result of this Lease, which such commission shall be shared with Grubb & Ellis Company, pursuant to a separate agreement.

34. Lessor’s Liability.

(a) The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title, Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership. However, nothing in this provision shall relieve Lessor or any successor Lessor for liability or responsibility for breach of that Lessor’s obligation under this Lease during its respective period of ownership.

(b) Anything contained in this Lease to the contrary notwithstanding, Lessee agrees that Lessee shall look solely to Lessor’s interest in the Leased Premises and Building for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms and provisions of this Lease to be kept, observed, and performed by Lessor, subject, however, to the prior rights of any mortgagee of all or any part of the property; no other assets of Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Lessee’s claim. Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of Lessor, or of the general or limited partners comprising Lessor, as Lessor herein or otherwise.

35. Entire Agreement. This instrument contains the entire and only agreement between the parties with respect to the Leased Premises and the subject matter hereof and no oral statements or any prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by writing subscribed to by both parties.

36. Captions for Convenience. The captions of the paragraphs throughout this Lease are for convenience only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms and conditions of this Lease.

37. Governing Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Kentucky.

38. Nonwaiver. The failure of Lessor or Lessee to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach except as to the rent received and accepted. No provision of this Lease shall be deemed to have been waived by Lessor or Lessee, unless such waiver be in writing signed by the party against whom enforcement is sought.

39. Severability. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

40. Duplicate Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

41. Indemnification Agreement. Lessee hereby agrees to indemnify, reimburse, defend and hold harmless Lessor, its successors and assigns, for, from and against all demands,

claims, actions or causes of action, assessments, losses, damages, liabilities, costs, expenses, fees and disbursements, asserted against, imposed on or incurred by Lessor, directly or indirectly, pursuant to or in connection with the application of any Environmental Law (as defined herein) to the acts or omissions occurring at any time after the Commencement Date or date of occupancy, whichever occurs sooner, of Lessee and/or its officers, directors, guests, agents, licensees and/or employees, specifically including acts or omissions with respect to the on-site and/or off-site disposal of wastes and waste waters, or threatened damage to the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) at any on-site or off-site location, occurring at any time, and alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal or any pollutant, contaminant, chemical, or industrial, toxic, hazardous substance or waste generated or produced in connection with the business of Lessee and/or by its officers, directors, guests, agents, licensees and/or their employees, irrespective of whether Lessee knew of the acts or omissions allegedly causing the damage to the environment. At Lessor’s option, the occurrence of any such event giving rise to the application of this Paragraph may also be deemed an Event of Default pursuant to Paragraph 23 of this Lease.

Lessor hereby agrees to indemnify, reimburse, defend and hold harmless Lessee for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, expenses, fees and disbursements, asserted against, imposed on, or incurred by Lessee, directly or indirectly, pursuant to or in connection with the application of any Environmental Law due to and caused by the acts or omissions of Lessor or based on a violation by Lessor of Environmental Law due to acts prior to the Commencement Date, specifically including claims relating to acts or omissions with respect to the on-site and/or off-site disposal of wastes and waste waters, or threatened damage to the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) at any on-site or off-site location, occurring at any time, and alleged to have been caused, in whole or in part, by the transportation, treatment, storage or disposal of any pollutant, contaminant, chemical, or industrial, toxic, or hazardous substance or waste by Lessor.

For the purpose of this indemnification, “Environmental Law” shall mean any federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

42. Asbestos and Environmental Hazards. (Deleted)

43. Miscellaneous. Any and all obligations, duties and liabilities imposed on Lessee by the terms and conditions of this Lease, including but not limited to the obligation to pay rent, shall be joint and several.

44. Tri-County Economic Development Corporation. Lessee, with assistance from the Tri-County Economic Development Corporation, has submitted a Kentucky Jobs Development Act (“KJDA”) application to the Kentucky Economic Development Finance Authority (“KEDFA”). This application is for inducements available to Lessee under the KJDA incentive program (KRS 154.01-010 and KRS 154.24-010 thru KRS 154.24-150). Subject to the terms set forth below in this Paragraph 44, this Lease is hereby conditioned upon Lessee receiving a timely KEDFA resolution to “preliminarily designate Lessee as an approved company” and to “preliminarily authorize the undertaking of the economic development project” (KRS 154.24-100) by Lessee. Without receiving such preliminary designation by KEDFA, the execution of this Lease would preclude Lessee from obtaining the inducements available under the KJDA program (KRS 154.24-090(4)). Lessee may cancel this Lease if, prior to the close of business on April 28, 1998, Lessee has not received such preliminary designation and authorization from KEDFA, as set forth above. Provided, however, in order for Lessee to cancel this Lease pursuant to this Paragraph 44, Lessee shall notify Lessor in writing no later than 5:00 p.m. local time on May 15, 1998. In the event Lessee cancels this Lease as provided herein, Lessee shall pay to Lessor any and all of Lessor’s documented costs, fees, charges and expenses incurred or accrued in connection with the negotiation, acquisition, development and improvement of the Lease and/or Leased Premises prior to receipt of Lessee’s notice of cancellation, up to the amounts contained in and subject to letters of authorization between Lessee and Lessor (or its contractor). Provided further, in the event Lessor does not receive Lessee’s notice of cancellation by 5:00 p.m. local time on May 15, 1998, then this contingency shall be deemed fully satisfied and waived by Lessee.

45. Americans With Disabilities Act. It shall be the responsibility of the Lessor in its capacity as lessor, to comply initially, at its expense, with the obligations imposed by the Americans With Disabilities Act of 1990 (“ADA”) with respect to the Leased Premises; provided, however, that such obligation shall be limited to compliance with ADA as such relates to: (i) the terms of the ADA as such exist and are interpreted on the Deemed Available Date; and (ii) the physical condition of the Leased Premises on the Deemed Available Date as constructed pursuant to the terms of this Lease. If compliance with ADA causes Lessor to incur costs which would have been incurred by Lessor had the changes been made when the improvements were constructed, then there shall be an equitable sharing of the costs between Lessor and Lessee. Thereafter, it shall be the responsibility of the Lessee to comply, at its expense, with the obligations imposed by ADA with respect to the Leased Premises and Lessee’s employees and operation. These obligations include, but are not limited to, responsibilities under Title I and III of the ADA and the regulations thereunder, for making readily achievable changes to remove architectural barriers in the Leased Premises, for providing required auxiliary aids and services, for making reasonable modifications to Lessee’s policies, practices and procedures, and for insuring that, to the maximum extent feasible, all alterations to the Leased Premises are readily accessible to individuals with disabilities and are in compliance with the ADA accessibility guidelines. Lessee shall defend and indemnify Lessor against all claims, losses, expenses and liabilities arising from any alleged discrimination on the basis of disability and the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Leased Premises.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease in duplicate originals the day and year first above written.

WITNESS:	LESSOR: Paul Hemmer Development Co., III

/s/	By:	/s/ Paul W. Hemmer, Jr.
/s/	Title:	President

WITNESS:	LESSEE: Leslie’s Poolmart, Inc.

/s/	By:	/s/ Dick Grice
/s/	Title:	VP Logistics

STATE OF KENTUCKY	)
) SS.
COUNTY OF KENTON	)

The foregoing instrument was acknowledged before me this 4 day of May, 1998, by Paul W. Hemmer, Jr., its President on behalf of Paul Hemmer Development Co., III, a Kentucky Corporation, on behalf of said LESSOR.

[Seal]	/s/ Karen Moffitt
Notary Public

STATE OF California	)
) SS.
COUNTY OF Los Angeles	)

The foregoing instrument was acknowledged before me this 30th day of April, 1998, by Dick Grice, V.P. Logistics on behalf of Leslie’s Poolmart, Inc., a Delaware Corporation, on behalf of said LESSEE.

/s/ T J Gillian
Notary Public

[Seal]

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